GUARANTY

Reference is made to that certain (i) Asset Purchase and Sale Agreement, dated October 22, 2009 (as may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between GRP Loan, LLC and GRP Strategies, LLC, as the seller (the “Seller”) and DLJ Mortgage Capital, Inc., as the purchaser (the “Purchaser”), and (ii) Interim Servicing Agreement, dated as of October 22, 2009, by and between GRP Financial Services Corp. (the “Servicer”) and the Purchaser (the “Interim Servicing Agreement” and together with the Purchase Agreement, the “Agreements”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.	GUARANTY.

To induce the Purchaser to purchase the Assets from the Seller upon the terms and subject to the conditions in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SLM Corporation, the corporate parent of the Seller and the Servicer (the “Parent”), hereby unconditionally and irrevocably guarantees to the Purchaser, or any successor in interest of the Purchaser, the due, punctual and complete performance by the Seller and the Servicer of all of the Seller’s and the Servicer’s Obligations (as defined below) when and as due. The Parent hereby represents that its obligations hereunder do and shall rank pari passu with all unsecured and unsubordinated indebtedness of the Parent. For purposes of this Guaranty, the “Obligations” shall mean any and all obligations of the Seller and the Servicer to the Purchaser arising under the Agreements.

Performance required under this Guaranty shall be performed whenever performance guaranteed hereunder has not been made to the Purchaser by the Seller or the Servicer in accordance with the Agreements. The obligations hereunder are independent of the obligations of the Seller and the Servicer, and a separate action or actions may be brought and prosecuted against the Parent whether such action is brought against the Seller or the Servicer or whether the Seller or the Servicer is joined in any such action or actions. When pursuing its rights and remedies hereunder against the Parent, the Purchaser may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against the Seller or the Servicer or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto. Any failure of the Purchaser to pursue the other rights, remedies, powers or privileges from the Seller or the Servicer or any other person or to realize upon any collateral security or guaranty or right of offset pursuant to the Agreements, shall not relieve the Parent of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of the Purchaser against the Parent under the Agreements. The Parent further agrees that, if any payment applied hereunder to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Parent) or declared to be fraudulent or preferential, the Obligations to which such payment was applied or to which such performance was rendered shall, for the purpose of this Guaranty, be deemed to have continued in existence, notwithstanding such performance, and this Guaranty shall be enforceable as to such Obligation as fully as if such performance had never been made. The Parent waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against the Seller or the Servicer or any other Person, any other notices to any party liable on the Purchase Agreement and notices of acceptance of this Guaranty.

The Parent agrees that until the Obligations have been paid in full, the Parent shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of the Parent under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit or modify the Parent’s obligations under this Guaranty. The Parent waives and surrenders any defense to any liability under this Guaranty based upon any such action. It is the express intent of the Parent that the Parent’s obligations under this Guaranty are and shall be absolute and unconditional.

2. AMENDMENTS. No amendment or waiver of any provision of this Guaranty nor consent to any departure herefrom by the Parent shall in any event be effective unless the same shall be in writing and signed by the Purchaser (and, in the case of an amendment, by the Parent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3. SUCCESSORS AND ASSIGNS. This Guaranty shall (i) be binding upon the Parent, its successors and assigns, and (ii) inure to the benefit of the Purchaser and its successors and assigns under the Purchase Agreement; provided that none of the parties hereto may delegate its obligations or assign its rights hereunder without consent of the other parties hereto.

4. MISCELLANEOUS. The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Guaranty shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guaranty which shall remain binding on all parties hereto.

5. GOVERNING LAW, JURISDICTION AND ATTORNEYS’ FEES. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State. The Parent hereby agrees that any and all disputes, actions, or proceedings arising out of or relating to this Guaranty shall be subject to the jurisdiction of all federal and state courts sitting in the State of New York. The Parent hereby irrevocably consents to the jurisdiction and venue of any such court and waives any argument that venue in such forums is not convenient. The Parent irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by mail. If any legal action or other proceeding is brought by the Purchaser against the Parent for the enforcement of this Guaranty, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees, expert fees and other costs incurred in such action or proceeding, or on any appeal, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the Parent duly executed and delivered this Guaranty as of this 22nd day of October, 2009.

PARENT:

SLM Corporation

By: /s/ Jack Hewes
Name: Jack Hewes
Title: Senior Executive Vice President
and Chief Lending Officer

Accepted and confirmed as of
the date first written above.

DLJ Mortgage Capital, Inc.

By: /s/ A. Adam Loskove

Name: A. Adam Loskove Title: Vice President

[Signature Page to Guaranty]